Exhibit 99.1

Media inquiries:

Robert Minicucci

Warner Communications

robert@warnerpr.com

603-488-5856

Investor inquiries:

Andrea Clegg

NightHawk Radiology Holdings, Inc.

aclegg@nighthawkrad.net

866-402-4295 or 208-292-2818

NightHawk Radiology Holdings, Inc. Names Timothy E. Murnane

as Chief Operating Officer

Coeur d’Alene, Idaho, February 25, 2008 – NightHawk Radiology Holdings, Inc. (NASDAQ: NHWK), the leading provider of radiology solutions to radiology groups across the United States, today announced the appointment of Timothy E. Murnane as its Executive Vice President and Chief Operating Officer.

Mr. Murnane has had significant leadership experience in the fields of finance, technology and healthcare. From 1992 – 1995 he held the position of President and Chief Operating Officer of The Medstat Group. As a direct result of his sales and marketing organization restructurings, new software business unit creation, and systems development improvements, the company realized significant sales growth. During his tenure, Medstat was sold to the Thomson Corporation. From 1982-1992 he was with Bank One, serving as President and Managing Officer of Bank One Financial Card Services. Since 1995 Mr. Murnane has been owner and principal of Bantry Holdings, Inc. which provides investments in and operational consulting services to a variety of industries, particularly technology and healthcare. Mr. Murnane is a graduate of Williams College and the Amos Tuck School of Business at Dartmouth College. He also earned an M.A.T. degree in teaching from Harvard University.

“We are very fortunate to have someone of Tim Murnane’s caliber join our team,” said Dr. Paul Berger, NightHawk’s Chairman and Chief Executive Officer. “His leadership experience within our key areas of focus will be invaluable to NightHawk’s multiple business platforms, and will allow him to contribute immediately to our Company’s success. We are excited to have Tim join us as NightHawk further extends its presence as the leading provider of radiology solutions throughout the U.S.”

Mr. Murnane said, “I am very excited to be joining NightHawk and I look forward to working closely with Dr. Berger and the rest of the organization to continue the transformation of the practice of radiology. I’m highly confident that my industry experience in the fields of technology and healthcare will allow me to have an immediate impact on driving future growth for the Company, both in the near and long term.”

About NightHawk

NightHawk Radiology (Nasdaq: NHWK), headquartered in Coeur d’Alene, Idaho, is leading the transformation of the practice of radiology by providing high-quality, cost-effective solutions to radiology groups and hospitals throughout the United States. NightHawk provides the most complete suite of solutions, including professional services, business services, and its advanced, proprietary clinical workflow technology, all designed to increase efficiencies and improve the quality of patient care and the lives of physicians who provide it. NightHawk’s team of U.S. board-certified, state-licensed, and hospital-privileged physicians located in the United States, Australia, and Switzerland, provides services 24 hours a day, seven days a week to nearly 1,500 sites, representing approximately 26% of all hospitals in the United States. For more information, visit www.nighthawkrad.net.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding Mr. Murnane’s expected contribution to the company’s operations, the future success and growth of the company and the company’s execution of its long-term strategies. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Other factors that could impact the company’s future results are described in the company’s prospectus and periodic reports filed with the Securities and Exchange Commission (SEC). Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward- looking statements based on events or circumstances after the date hereof.

“NHWKF”